UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 15, 2026

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038

 (Address of principal executive offices)

(317) 855-9926

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 15, 2026, American Resources Corporation (“American Resources” or the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the final voting results are set forth below.

Proposal 1 – Election of Directors

The stockholders elected each of the five director nominees to serve as directors until the Company’s 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The voting results for each nominee are set forth below:

Name	Votes For	% For	Votes Withheld
Mark C. Jensen	31,790,540	98.14	602,885
Mark J. LaVerghetta	25,058,326	77.36	7,335,098
Courtenay O. Taplin	25,115,601	80.62	6,277,824
D. Joshua Hawes	25,868,348	79.86	6,525,077
Dr. Gerardine G. Botte	26,488,480	81.77	5,904,943

Proposal 2 – Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of GreenGrowth CPAs as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The voting results were as follows:

Votes For	Votes Against	Abstentions
61,770,593	585,525	721,513

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 15, 2026, the Board of Directors (the “Board”) of American Resources Corporation (the “Company”) appointed Mark LaVerghetta to serve as a member of the Board. Mr. LaVerghetta will serve as a director and as a member of the Board’s Nominating Committee.

Mr. LaVerghetta, 52, has extensive experience in corporate strategy, capital markets, and communications. He holds a Bachelor of Arts in Economics from the University of Virginia.

Mr. LaVerghetta will participate in the Company’s standard non-employee director compensation program, as described in the Company’s proxy statement filed with the Securities and Exchange Commission. There are no arrangements or understandings pursuant to which Mr. LaVerghetta was appointed as a director, and there are no transactions between the Company and Mr. LaVerghetta that would require disclosure under Item 404(a) of Regulation S-K.

Additionally, on April 15, 2026, Thomas Sauve stepped down as a director of the Board of the Company effective immediately.  He had previously tendered his resignation as President and officer of the Company on December 25, 2025, although he continues his employment at the Company in an non-officer position within business strategy and development, working on due diligence and evaluation of potential strategic acquisitions. Mr. Sauve previously served as a member of the Board’s Environmental, Health, and Safety Committee. Mr. Sauve’s decision to step down was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: April 16, 2026	By	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

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